                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14 (a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant   [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[ ] Confidential, for use of the Commission Only (as permitted by Rule
    14a-6(e)(2) )
[X] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                 CHRONIMED INC.
--------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                [CHRONIMED LOGO]

                             10900 RED CIRCLE DRIVE
                          MINNETONKA, MINNESOTA 55343

                           -------------------------

To Our Shareholders:

You are cordially invited to attend Chronimed's 2002 Annual Meeting of Shareholders, which will be held at the Minneapolis Marriott Hotel Southwest, 5801 Opus Parkway, Minnetonka, Minnesota on Wednesday, November 20, 2002, at 3:00 p.m. Central Standard Time.

At the Annual Meeting, shareholders will elect three directors of the Company and transact such other items of business as are listed in the Notice of Annual Meeting and more fully described in the Proxy Statement. The Board of Directors and Management hope that you will be able to attend the Annual Meeting in person.

The formal Notice of Annual Meeting and the Proxy Statement follow. It is important that your shares be represented and voted at the Annual Meeting, regardless of the size of your holdings. Accordingly, please mark, sign, and date the enclosed proxy and return it promptly in the enclosed envelope or vote by phone following the instructions on the enclosed voting card to ensure that your shares will be represented. If you do attend the Annual Meeting, you may withdraw your proxy should you wish to vote in person.

                                          Sincerely yours,

                                          /s/ HENRY F. BLISSENBACH
                                          Henry F. Blissenbach
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

October 7, 2002

                                 CHRONIMED INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 20, 2002

TO THE SHAREHOLDERS OF CHRONIMED INC.:

     Notice is hereby given to the holders of Common Stock of Chronimed Inc. that the Annual Meeting of Shareholders of the Company will be held at Minneapolis Marriott Hotel Southwest, 5801 Opus Parkway, Minnetonka, Minnesota on Wednesday, November 20, 2002, at 3:00 p.m. Central Standard Time, or at any adjournments thereof, to consider and act upon the following matters:

     1. To elect three directors to serve for terms of three years.

     2. To ratify the appointment of Ernst & Young LLP as independent auditors for the current fiscal year.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, September 23, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SIGN, DATE AND RETURN THE PROXY AT ONCE IN THE ENCLOSED ENVELOPE OR VOTE BY PHONE FOLLOWING THE INSTRUCTIONS ON YOUR VOTING CARD.

                                          By Order of the Board of Directors

                                          /s/ KENNETH S. GUENTHNER
                                          Kenneth S. Guenthner
                                          General Counsel and Secretary
October 7, 2002

                                 CHRONIMED INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                               NOVEMBER 20, 2002

                         ------------------------------

                                PROXY STATEMENT

                         ------------------------------

                                    GENERAL

     The Annual Meeting of Shareholders of Chronimed Inc. ("Chronimed" or "Company") will be held on Wednesday, November 20, 2002, at 3:00 p.m., Central Standard Time, at the Minneapolis Marriott Hotel Southwest, 5801 Opus Parkway, Minnetonka, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement, accompanying form of proxy, and Chronimed Inc. annual report are first being mailed to shareholders on or about October 7, 2002.

     The only matters the Board of Directors knows will be presented are those stated in Items 1 and 2 of the notice. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ITEMS 1 AND 2. Should any other matter properly come before the Annual Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such matter.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Such solicitation is being made by mail and may also be made by directors, officers, and regular employees of the Company personally or by telephone. Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying the Company in writing or by appearing in person at the Annual Meeting. Subject to any such revocation, all shares represented by properly executed proxies that are received prior to the Annual Meeting will be voted in accordance with the directions on the proxy. If no direction is made, the proxy will be voted (i) FOR the election of the Board of Directors' nominees named in this Proxy Statement for the respective terms described in this Proxy Statement, (ii) FOR ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company for the current fiscal year, and (iii) in the Proxy's discretion on such other business as may come before the Annual Meeting. So far as Management of the Company is aware, no matters other than those described in this Proxy Statement will be acted upon at the Annual Meeting.

     Each shareholder will be entitled to cast one vote in person or by proxy for each share of Common Stock held by the shareholder. Only shareholders of record at the close of business on September 23, 2002 will be entitled to vote at the Annual Meeting. Common Stock, $.01 par value per share, of which there were 12,497,501 shares outstanding on the record date, constitutes the only class of outstanding voting securities issued by the Company. Each share is entitled to cast one vote on each proposal before the Annual Meeting.

     Under Chronimed's bylaws, at all shareholder meetings with a quorum (i.e., at least a majority of the shares entitled to vote at the meeting) present, matters shall generally be decided by the vote of holders of a majority of shares of Common Stock present in person or by proxy and entitled to vote. Abstentions are not counted as "for" or "against" votes, but are counted in the total number of votes present and entitled to vote for passage of a proposal. This has the effect of abstentions being treated as "no" votes. Broker non-votes are considered shares present for quorum purposes, but they are not considered shares entitled to vote, are not counted in the total number of votes, and have no effect on the outcome of voting.

     All of the expenses involved in preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith will be paid by the Company. The Company may reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to beneficial owners of stock.

                                  PROPOSAL 1:
                             ELECTION OF DIRECTORS

     As approved by the shareholders at the December 3, 1997 Annual Meeting, the Company amended its Articles of Incorporation and Bylaws to divide the Board of Directors into classes to allow for staggered terms of office, with one class of directors elected each year and each director serving for a term of three years. Commencing with the November 18, 1998 Annual Meeting of Shareholders, the shareholders have elected only one class of directors each year, with each director so elected to hold office for a term expiring at the third Annual Meeting of shareholders following their election. This procedure will be repeated each year with the result that approximately one-third of the whole Board of Directors will be elected each year.

     Shares represented by proxy will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event one or more of the nominees should become unavailable for service by reason of death or other unexpected occurrence, shares represented by proxy may be voted for the election of another nominee as the Board of Directors may propose. The affirmative vote of the holders of a majority of the shares of Common Stock, present or represented at the Annual Meeting and entitled to vote on Proposal 1, is required to approve Proposal 1. For this purpose, a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors.

                             NOMINEES FOR DIRECTOR

                               CLASS II DIRECTORS
                               (THREE YEAR TERM)

                              Henry F. Blissenbach
                                Thomas F. Heaney
                             Charles V. Owens, Jr.

     Set forth below is information regarding the three nominees as well as the existing directors not currently up for election, including information furnished by them as to their principal occupations for the last five years, certain other directorships held by them, and their ages. Nominees may be contacted through the Company's headquarters.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE DIRECTOR NOMINEES.

NOMINEES FOR DIRECTOR FOR THREE-YEAR TERMS ENDING IN 2005 (CLASS II):

HENRY F. BLISSENBACH, PHARM.D.                                               Director since 1995
CHAIRMAN OF THE BOARD OF DIRECTORS AND                                                    Age 60
CHIEF EXECUTIVE OFFICER OF CHRONIMED INC.

Dr. Blissenbach was appointed Chairman of the Board and Chief Executive Officer of Chronimed
Inc. on July 1, 2000. Dr. Blissenbach was named President and Chief Operating Officer of the
Company in May 1997. He became a director of the Company in September 1995. From 1992 to 1997,
he served as President of Diversified Pharmaceutical Services, Inc. (DPS), a UnitedHealthcare
subsidiary until 1994 and thereafter a subsidiary of SmithKline Beecham Corp. DPS was a pharmacy benefit management firm (PBM). Dr. Blissenbach also serves as a director of Ligand
Pharmaceuticals Inc., a publicly held biopharmaceutical development company, and Opportunity
Partners, Inc., a non-profit company.

THOMAS F. HEANEY                                                             Director since 2000
MANAGING DIRECTOR, TFH LTD.                                                               Age 56

Mr. Heaney is the Managing Director of TFH Ltd., a management consulting firm specializing in executive recruitment. Mr. Heaney is responsible for senior-level and board of director searches primarily in the medical field. Prior to TFH Ltd., Mr. Heaney was a Managing Director in the
Minneapolis office of Korn/Ferry International, a management consulting firm. Prior to that time, Mr. Heaney served in various executive roles at UnitedHealthcare Management Company,
UnitedHealthcare Corporation, and Physicians Health Plan of Minnesota (now Allina Health
Systems). Mr. Heaney serves on the boards of directors of the Illusion Theater, Insight, Inc., the Minnesota News Council, and the Decathlon Athletic Club.

CHARLES V. OWENS, JR.                                                        Director since 1991
MANAGEMENT CONSULTANT                                                                     Age 75

Since 1988, Mr. Owens has served as a consultant to several medical device and diagnostic firms in the United States and Japan. From 1985 to 1988, he was Chief Executive Officer of Genesis
Labs, Inc., a diagnostics manufacturing company. Before his employment with Genesis Labs, Inc.,
Mr. Owens was an executive officer with various medical device companies, including Executive
Vice President of Miles Laboratories, Inc. Mr. Owens is a past director of St. Jude Medical,
Inc., a medical device company, and was a director of Genesis Labs, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL 2003 (CLASS III):

DAVID R. HUBERS                                                              Director since 2000
RETIRED CHAIRMAN OF AMERICAN EXPRESS                                                      Age 59
FINANCIAL ADVISORS INC.

Mr. Hubers was Chairman of American Express Financial Advisors Inc. prior to his retirement. He joined American Express Financial Advisors Inc. in 1965 and held various positions until being named Senior Vice President of Finance and Chief Financial Officer in 1982. In August 1993 he
was appointed President and Chief Executive Officer and served in that capacity until June 2001.
Mr. Hubers serves on the boards of directors of the Carlson School of Management at the
University of Minnesota, Fairview Hospitals, Lawson Software, the National Council on Economic
Education, American Express Mutual Fund Group, and American Express Property Casualty Co. He is
also chairman of the Fairview Hospitals Human Resources Committee, a member of its Executive
Committee and Chairman of the Audit Committee at Lawson Software.

THOMAS A. CUSICK                                                             Director since 2002
CHIEF OPERATING OFFICER,                                                                  Age 57
TCF FINANCIAL

Mr. Cusick has been the Chief Operating Officer of TCF Financial since 1997, and has been Vice
Chairman of TCF Financial since 1993. He had been President of TCF Financial from its formation in 1987 to 1993. Mr. Cusick also served as Chief Executive Officer of TCF National Bank from
1993 to 1996. Mr. Cusick is a past Chairman of the Savings League of Minnesota and a past member of the Board of Trustees of the College of St. Benedict. Mr. Cusick has been a director of TCF
Financial since 1988 and is a Director of First Florida Bank.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004 (CLASS I):

STUART A. SAMUELS                                                            Director since 2000
MANAGEMENT CONSULTANT                                                                     Age 60

Since 1990, Mr. Samuels has been a management consultant, specializing in business management, strategic sales and marketing, and business development for several companies, specifically in the pharmaceutical and healthcare industries. From 1986 to 1990, Mr. Samuels acted as Senior
Vice President at Rorer Pharmaceutical Corporation, General Manager, Rorer Pharmaceuticals and
President, Dermik Laboratories. Prior to that time he held several executive sales and marketing positions at Revlon Health Care Group and various product management positions at Warner
Lambert. He currently serves on the boards of directors of Health Market Sciences (Chairman),
Afferon Corporation, PharMetrics, Inc., and Target Rx, Inc., and recently completed a board term with Avanir Pharmaceuticals.

JOHN H. FLITTIE                                                              Director since 1998
RETIRED PRESIDENT AND CHIEF OPERATING                                                     Age 66
OFFICER OF RELIASTAR FINANCIAL CORPORATION

Mr. Flittie most recently served as President and Chief Operating Officer of ReliaStar Financial
Corporation, a NYSE-listed financial services holding company, retiring June 30, 1999. He joined
ReliaStar (then Northwestern National Life) in 1985 as Senior Vice President and Chief Financial
Officer. He served as a director of ReliaStar until June 2000. Mr. Flittie is a director of
Community First Bankshares, Inc., a Nasdaq-listed financial services company, and Medica, a
Minneapolis-based health maintenance organization. Mr. Flittie is a Fellow of the Society of
Actuaries and on the Advisory Board of the College of Business Administration at Drake
University. He is an adjunct faculty member of The Graduate School of Business of the University of St. Thomas, and is a self-employed consultant.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     Audit Committee -- Messrs. Cusick, Flittie, Hubers and Samuels are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities' Dealers listing standards and the only members of the Audit Committee of the Board of Directors. The Committee met five times during fiscal 2002. Messrs. Cusick and Samuels joined the Audit Committee in August 2002. The Audit Committee follows the directives of the Blue Ribbon Panel on Audit Committee Effectiveness, is governed by a written charter, and represents the Board in discharging its responsibilities relating to accounting, reporting, and financial control practices of the Company. The Committee also annually reviews the qualifications and objectivity of the Company's independent auditors, approves auditor selection, reviews the scope, fees, and results of their audit and reviews their management comment letters. Mr. Flittie serves as Chairman. For additional information on the role of the Audit Committee, please see the Audit Committee Charter at Exhibit A to this proxy statement.

     Compensation Committee -- The members of the Compensation Committee, which oversees compensation for directors, officers, and key employees of the Company, are Messrs. Heaney, Owens, and Samuels, who are all independent directors. The Compensation Committee met six times during fiscal 2002. Mr. Owens serves as Chairman.

     Board of Directors Meetings -- The Board of Directors met six times, including one telephonic meeting, during fiscal 2002. Each director attended 75% or more of the meetings of the Board and Committee on which he served during his tenure. The Board of Directors does not have a standing nominating committee.

DIRECTOR COMPENSATION

     During fiscal 2002, non-employee directors received an annual retainer of $20,000, plus fees of $1,000 for each board meeting attended in person or by telephone and $500 for each committee meeting attended in person or by telephone. Committee chairmen received an additional $200 per committee meeting. Directors were also reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings.

     Pursuant to the Company's 1994 Stock Option Plan for Directors, each non-employee director automatically receives an option to purchase 30,000 shares of Common Stock on the date of the director's initial election to the Board. Each option has an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The option vests on the seventh anniversary of the date of grant unless vesting is accelerated. The option will vest as to 5,000 shares if the Company's share price becomes 20 percent greater than the exercise price on or before the third anniversary of the grant. The option will vest as to an additional 10,000 shares if the price per share becomes 60 percent greater than the exercise price on or before the fourth anniversary of the grant. The option will vest as to the final 15,000 shares if the price per share becomes 100 percent greater than the exercise price on or before the fifth anniversary of the grant. Acceleration requires the maintenance of share-price benchmarks for at least five trading days during any consecutive 30-day period. Further, these options may become immediately exercisable upon certain change-in-control events as described in the Company's 1994 Stock Option Plan for Directors. The options expire ten years after date of grant.

     Each non-employee director currently receives an annual option to purchase 10,000 shares of Common Stock pursuant to the 1994 Stock Option Plan for Directors. The option vests on the seventh anniversary of the date of grant unless vesting is accelerated. This accelerated vesting is similar to the vesting schedule noted above for the initial option to purchase 30,000 shares. The options expire ten years after date of grant.

     Based on the above-noted terms and the price of the Company's Common Stock during fiscal 2002, the following is a chart reflecting the unexercised non-employee director option grants and related vesting as of August 31, 2002.

                                         OPTION GRANT       EXERCISE PRICE       # OF OPTIONS       # OF OPTIONS
                NAME                         DATE             ($/SHARE)           GRANTED(1)           VESTED
                ----                     ------------       --------------       ------------       ------------
Thomas A. Cusick.....................      4/26/2002            $ 6.21              30,000                 --
John H. Flittie......................      8/11/1998            $11.25              30,000              5,000
                                          11/18/1998            $10.75               5,000              1,000
                                           2/23/2000            $ 9.00               5,000              1,000
                                          12/14/2000            $ 8.13               5,000              3,000
                                          11/27/2001            $ 4.73              10,000              1,667
Thomas F. Heaney.....................     11/13/2000            $ 6.88              30,000             30,000
                                          11/27/2001            $ 4.73              10,000              1,667
David R. Hubers......................     12/14/2000            $ 8.13              30,000             15,000
                                          11/27/2001            $ 4.73              10,000              1,667

                                         OPTION GRANT       EXERCISE PRICE       # OF OPTIONS       # OF OPTIONS
                NAME                         DATE             ($/SHARE)           GRANTED(1)           VESTED
                ----                     ------------       --------------       ------------       ------------
Charles V. Owens.....................      9/29/1994            $12.50              30,000             30,000
                                          11/13/1996            $14.63               5,000                 --
                                           12/3/1997            $11.75               5,000              1,000
                                          11/18/1998            $10.75               5,000              1,000
                                           2/23/2000            $ 9.00               5,000              1,000
                                          12/14/2000            $ 8.13               5,000              3,000
                                          11/27/2001            $ 4.73              10,000              1,667
Stuart A. Samuels....................     11/13/2000            $ 6.88              30,000             30,000
                                          11/27/2001            $ 4.73              10,000              1,667

-------------------------
(1) All non-qualified options are transferable by each director to his immediate family members and family trusts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company consists of three independent directors. Mr. Owens is the committee chair and Mr. Heaney and Mr. Samuels are the other members. No member of the Compensation Committee was, during fiscal 2002, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Compensation Committee of the Board of Directors, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Compensation Committee of the Board of Directors, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Board of Directors during fiscal 2002.

                               EXECUTIVE OFFICERS

     The Company's executive officers and their ages as of August 31, 2002, are as follows:

               NAME                   AGE                            POSITION
               ----                   ---    --------------------------------------------------------
Henry F. Blissenbach, Pharm.D.        60     Chairman of the Board of Directors and Chief Executive
                                             Officer
Gregory H. Keane                      47     Vice President Chief Financial Officer and Treasurer
Anthony J. Zappa, Pharm.D.            41     Vice President Operations
Michelle R. Jahn                      46     Vice President Sales and Marketing
Thomas A. Staloch                     38     Vice President Chief Information Officer
Shawn L. Featherston                  49     Vice President Human Resources
Kenneth S. Guenthner                  46     General Counsel and Secretary

     Dr. Blissenbach was appointed Chairman of the Board and Chief Executive Officer of the Company on July 1, 2000. Dr. Blissenbach was named President and Chief Operating Officer in May 1997. He became a director of the Company in September 1995. From 1992 to 1997, he served as President of Diversified Pharmaceutical Services, Inc. (DPS), a UnitedHealthcare subsidiary until 1994, and thereafter a subsidiary of SmithKline Beecham Corp. DPS was a pharmacy benefit management firm (PBM). Dr. Blissenbach also serves as a director of Ligand Pharmaceuticals Inc., a publicly-held biomedical development company, and Opportunity Partners, a non-profit company.

     Mr. Keane joined the Company as Controller in April 1996. He was appointed Vice President and Treasurer in March 1999. In February 2000 he was appointed Chief Financial Officer. From 1983 to 1996, Mr. Keane served in a number of financial management roles at National Computer Systems, a publicly held systems and services company based in Minneapolis, Minnesota. Previous employment included financial management positions in the software industry and public accounting experience.

     Dr. Zappa joined the Company in January 2002 as Vice President Operations. Prior to joining Chronimed, Dr. Zappa held a variety of executive positions in healthcare, including General Manager, Fairview Home Medical Equipment; Executive Vice President for Operations, Cranespharmacy.com; Vice President for Clinical Services, Chronimed; and Vice President of Product Management, Value Rx/Express Scripts.

     Ms. Jahn joined the Company in April 2001 as Vice President Sales and Marketing. Prior to joining Chronimed, Ms. Jahn held a variety of executive corporate business development and account management positions in the healthcare industry, including Vice President, Sales and Account Management at the Institute for Healthcare Quality in Minneapolis, Minnesota from 2000 to 2001, and Vice President, National Partnerships at HCIA-Sachs in Evanston, Illinois from 1995 to 2000.

     Mr. Staloch joined the Company as Director Application Systems in December 2000. He was appointed Vice President and Chief Information Officer in May 2002. From 1996 to 2000, Mr. Staloch served in two positions, most recently as Director of Investment Company Services IT at Merrill Corporation based in St. Paul, Minnesota. From 1987 to 1996, Mr. Staloch served as a Systems Architect at West Publishing Company based in Eagan, Minnesota.

     Mr. Featherston joined the Company in October 1998 as Vice President Human Resources. From 1993 to 1998, he was employed by Empi, Inc., a medical products manufacturer, as Director and Vice President, Human Resources, and Vice President, Sales Operations. Previous employment includes 20 years of human resources experience in consulting and industry.

     Mr. Guenthner joined the Company in February 1998 as corporate counsel and was appointed Secretary in March, 1999. He was named General Counsel on July 1, 2000. Prior to joining the Company, Mr. Guenthner maintained a private legal practice representing both public and private companies.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     COMPENSATION COMMITTEE CHARTER. The purpose of the Compensation Committee of the Board of Directors is to oversee compensation of directors, officers, and key employees of the Company. The Committee's policy is to insure that compensation programs contribute directly to the success of the Company, including enhanced share value. The Company's Compensation Committee is comprised of three independent directors.

     EXECUTIVE COMPENSATION POLICIES AND PROGRAMS. The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder value by achieving strategic Company goals. There are three basic components to the Company's executive compensation program, including base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options and restricted stock. Each component is established in light of Company and individual performance, compensation levels at comparable companies, equity among employees, and cost effectiveness. In addition, employees are eligible to participate in the Company's 401(k) plan, certain insurance plans, and the Company's Employee Stock Purchase Plan.

          BASE PAY. Base pay is designed to be competitive with salary levels for equivalent positions at comparable companies. An executive's actual salary within this competitive framework will depend on the individual's performance, responsibilities, experience, leadership, and potential future contribution. Base pay is administered to remain competitive with the market, yet allow for significant emphasis on incentive bonus compensation in proportion to total annual cash compensation.

          ANNUAL INCENTIVE BONUS. In addition to base pay, each executive is eligible to receive an annual cash bonus based on a mix of the Company's and the executive's performance. Performance targets are intended to motivate the Company's executives by providing bonus payments for the achievement of specific financial goals within the Company's business plan. Bonuses were paid to all named executive officers as defined in "Executive Compensation -- Summary Compensation Table" for fiscal 2002 with respect to total company financial performance and with respect to individual performance.

          LONG-TERM, EQUITY-BASED INCENTIVE COMPENSATION. The long-term, equity-based compensation program is tied directly to shareholder return. Long-term incentive compensation consists of stock options that do not fully vest until after five years and are exercisable only if an executive is an employee of the Company or within three months of their termination. Stock options are awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, an executive is rewarded only if Company shareholders receive the benefit of appreciation in the price of the Common Stock. Because long-term options vest over time, the Company periodically grants new options to provide continuing incentives for future performance. The size of periodic option grants is a function of the scope of an executive's accountability, recent performance as determined by the Committee, and other factors. Long-term incentive compensation also consists of restricted stock that vests ratably over a defined period subject to certain acceleration provisions based on the Company's share price. Restricted stock is an element of an executive's total direct compensation that aligns management's interests with that of the shareholder. Restricted stock is granted based on certain financial performance criteria. Subsequent vesting occurs only if an executive is an employee of the Company.

          SAVINGS AND INVESTMENT PLAN; BENEFITS. The Company maintains a 401(k) Savings Plan ("Savings Plan"), which is funded by employee elective salary deferrals. The Savings Plan covers executive officers and substantially all employees meeting minimum eligibility requirements. The Savings Plan requires that the Company match 40% of the first 5% of an employee's pay and provides for additional discretionary contributions by the Company. Through August 31, 2002, the Company had not made any additional discretionary contributions to the Savings Plan. In addition, the Company provides medical and other miscellaneous benefits to its officers and a financial services plan that reimburses officers for various financial and tax services.

          ANNUAL REVIEWS. Each year the Committee reviews its executive compensation policies and programs and determines changes appropriate for the following year. In addition, the Committee reviews the performance of the Chief Executive Officer and, with the assistance of the Chief Executive Officer, the individual performance of the other executive officers. The Committee makes recommendations to the Board of Directors for final approval of all material compensation matters.

     CHIEF EXECUTIVE OFFICER. Dr. Blissenbach became the Company's Chairman of the Board and Chief Executive Officer on July 1, 2000. Pursuant to the terms of Dr. Blissenbach's July 1, 2000 employment agreement he received a base salary of $295,000 in fiscal 2001. In establishing Dr. Blissenbach's contractual base salary, the Committee considered compensation programs of comparable companies, Dr. Blissenbach's individual performance and salary history, and the Company's historical and planned performance. Dr. Blissenbach's salary was increased to $335,000 in February, 2002 as part of his regular salary review. Dr. Blissenbach received options to purchase 220,000 shares in fiscal 2002 (issued in August, 2001) related to his performance in fiscal 2001.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, should not affect the deductibility of compensation paid to the Company's executive officers for the foreseeable future. The majority of the options available for grant under the Company's stock option plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1,000,000 limit on deductible compensation under Section 162(m). The Compensation Committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

     The foregoing Report of the Compensation Committee of the Board of Directors on Executive Compensation will no be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Submitted by the Compensation Committee of the Chronimed Board of Directors.

Charles V. Owens, Jr., Chairman
Thomas F. Heaney
Stuart A. Samuels

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid during the fiscal year ended June 28, 2002, and for fiscal 2001 and 2000, where applicable, to the Company's Chairman of the Board of Directors and Chief Executive Officer, four other most highly paid executive officers, and one executive officer of a subsidiary, (the "named executive officers").

                                                                                         LONG TERM
                                                                                        COMPENSATION
                                                                                           AWARDS
                                               ANNUAL COMPENSATION                     --------------
                             -------------------------------------------------------     SECURITIES
                             FISCAL                                 OTHER ANNUAL         UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)(1)    COMPENSATION($)(2)    OPTIONS(#)(3)    COMPENSATION($)(5)
---------------------------  ------   ---------   -----------    ------------------    -------------    ------------------
Henry F. Blissenbach(4)       2002     312,665      210,045             4,585             220,000                  --
Chairman of the Board         2001     295,200           --             4,890             130,000                  --
and Chief Executive Officer   2000     232,200       60,000             4,025                  --                  --
Gregory H. Keane              2002     180,000       73,440             3,510              20,000                  --
Vice President, Chief         2001     180,000       17,280             3,765              50,000                  --
Financial Officer and         2000     146,600       80,000             2,910                  --                  --
Treasurer
Michelle R. Jahn              2002     160,955       61,600             3,220                  --                  --
Vice President Sales          2001      32,700           --               535              25,000                  --
and Marketing
Kenneth S. Guenthner          2002     160,000       46,800             2,000              20,200                  --
General Counsel and           2001     135,400       21,000             2,485              10,000                  --
Secretary                     2000      95,600       21,550             1,945                  --                  --
Shawn L. Featherston          2002     146,000       45,225             3,420              14,200                  --
Vice President Human          2001     140,000       25,000             2,335              37,000                  --
Resources                     2000     130,000       55,000                --                  --                  --
Perry L. Anderson(5)          2002     105,000           --             1,400                  --             135,000
Former Vice President         2001     180,000       10,000             5,000              70,000                  --
StatScript                    2000     162,500       99,900             5,020                  --                  --

-------------------------
(1) Bonus amounts represent the bonus earned for the fiscal year shown but paid in the next fiscal year. Bonus amounts for fiscal 2000 include retention bonuses paid in January 2000, in addition to amounts earned for the fiscal year but paid in fiscal 2001.

(2) "Other Annual Compensation" consists of Company 401(k) contribution matches.

(3) Upon shareholder approval of the Company's 1999 Stock Option Plan, executive officers were granted options in November 1998 for fiscal June 1998 performance, and then in June 1999, for fiscal 1999 performance. For fiscal 2000, options were granted August 29, 2000 to all officers and certain employees and, because they were granted after the Company's June 30, 2000, fiscal year-end, are reflected as fiscal 2001 option grants. For fiscal 2001, options were granted August 1, 2001 to all officers and certain employees and, because they were granted after the Company's June 29, 2001 fiscal year-end, are reflected as fiscal 2002 option grants. For fiscal 2002, options were granted August 21, 2002 to all officers and certain employees and, because they were granted after the Company's June 28, 2002 fiscal year end, are not reflected as fiscal 2002 option grants. These grants will be reflected in next year's proxy statement. Also, all non-qualified stock options are transferable by each officer to his or her immediate family members and family trusts.

(4) Dr. Blissenbach was hired as President and Chief Operating Officer in May 1997. Dr. Blissenbach became Chief Executive Officer and Chairman of the Board effective July 1, 2000.

(5) Mr. Anderson left the Company in September 2001 concurrent with the announcement of the closure of the Kansas City StatScript office where he was based. He received severance payments totaling $135,000 in fiscal year 2002. These severance payments are classified as "All Other Compensation".

STOCK OPTIONS

     The following tables summarize stock option grants and exercises during fiscal 2002 to or by the named executive officers and the value of all options held by the named executive officers at June 28, 2002.

     Executive options for fiscal 2001 performance were granted in August, 2001, during fiscal year 2002, as shown below. Executive options for fiscal 2002 performance were granted in August, 2002, during fiscal year 2003, and will be reflected in next year's proxy statement.

                     OPTION/SAR GRANTS IN FISCAL YEAR 2002

                                                  INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                               --------------------------------------------------------      VALUE AT ASSUMED
                                 NUMBER OF       PERCENT OF                                   ANNUAL RATES OF
                                SECURITIES         TOTAL        EXERCISE                    STOCK APPRECIATION
                                UNDERLYING      OPTIONS/SARS     OR BASE                      FOR OPTION TERM
                               OPTIONS/SARS      GRANTED TO       PRICE      EXPIRATION    ---------------------
           NAME                GRANTED(#)(1)     EMPLOYEES      ($/SHARE)       DATE       5%($)(2)    10%($)(2)
           ----                -------------    ------------    ---------    ----------    --------    ---------
Henry F. Blissenbach.......       220,000           37.2%         5.25        08/01/08     470,201     1,095,768
Gregory H. Keane...........        20,000            3.4%         5.25        08/01/08      42,746        99,615
Kenneth S. Guenthner.......        20,200            3.4%         5.25        08/01/08      43,173       100,611
Shawn L. Featherston.......        14,200            2.4%         5.25        08/01/08      30,349        70,727
Anthony J. Zappa...........        25,000            4.2%         7.50        01/08/09      76,331       177,884
Thomas A. Staloch..........         2,500            0.4%         5.25        08/01/08       5,343        12,452
                                    3,000            0.5%         6.79        02/19/09       8,293        19,325
                                   10,000            1.7%         5.66        05/07/09      23,042        53,697

-------------------------
(1) The options were granted under the Company's 1999 Stock Option Plan. These options generally vest with respect to 20% of such shares on the first year anniversary date and become exercisable with respect to an additional 20% of the shares on each of the next four anniversary dates. The options may become immediately exercisable upon certain change-in-control events as described in the Company's 1999 Stock Option Plan.

(2) The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and therefore is not intended to represent either historical appreciation or anticipated future appreciation of Chronimed's common stock price.

     The Company's stock option plans generally provide that upon the occurrence of certain "acceleration events," the options will become fully vested. An acceleration event occurs (i) when a person, or group of persons acting together, becomes the beneficial owner of 20% or more of the Company's outstanding shares, (ii) when a change in a majority of the Board occurs without the approval of at least 60% of the prior Board, or (iii) upon the approval by shareholders of a sale of all or substantially all the assets or a liquidation or dissolution of the Company.

RESTRICTED STOCK

     Restricted Stock Awards are grants to participants of shares of Common Stock that are subject to restrictions and the possibility of forfeiture for a period of time set by the Compensation Committee, during which the participant must remain continuously employed by or in the service of the Company or any of its subsidiaries and, if determined by the Committee, certain performance criteria must be met. A participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the participant as a Restricted Stock Award upon the participant becoming the holder of record of such shares as if such participant were a holder of record of shares of unrestricted Common Stock, except, unless the Committee determines otherwise in its sole discretion, any dividends or distributions (including regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. Restricted Stock Awards were granted for the first time in August 2002, under the Company's 2001 Stock Incentive Plan.

     Restricted Stock Awards are valued at the closing price of Chronimed Common Shares on the date of grant. On August 7, 2002, the following named executive officers were granted Restricted Stock Awards for shares of Chronimed Common Stock set forth in the table below. The market value is based on the closing price of Chronimed Common Stock on August 7, 2002, which was $4.71.

                            RESTRICTED STOCK GRANTS

                                                           # OF      MARKET     DATE OF     FULL VESTING
                         NAME                             SHARES    VALUE($)     GRANT        DATE(1)
                         ----                             ------    --------    --------    ------------
Henry F. Blissenbach..................................    70,000    329,700     8/7/2002      8/7/2006
Gregory H. Keane......................................    20,000     94,200     8/7/2002      8/7/2006
Michelle R. Jahn......................................    20,000     94,200     8/7/2002      8/7/2006
Kenneth S. Guenthner..................................    14,000     65,940     8/7/2002      8/7/2006
Anthony J. Zappa......................................    10,000     47,100     8/7/2002      8/7/2006
Shawn L. Featherston..................................     9,000     42,390     8/7/2002      8/7/2006
Thomas A. Staloch.....................................     2,000      9,420     8/7/2002      8/7/2006

-------------------------
(1) The Restricted Stock Awards were granted under the Company's 2001 Stock Incentive Plan. These Restricted Stock Awards generally vest as follows: 25% of the shares under the Restricted Stock Awards vest on the first year anniversary date and an additional 25% of such shares vest on each of the next three anniversary dates. Should the Company's Common Stock price increase by 60% or more to $7.54 or more and meet or exceed such price for at least five consecutive trading days, all shares under these Restricted Stock Awards will become 100% vested.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     Henry F. Blissenbach entered into an employment agreement with the Company, effective July 1, 2000, concurrent with his appointment as Chief Executive Officer and election as Chairman of the Board. The contract runs through June 2003 and, subject to termination provisions, contains automatic two-year renewals. Under the agreement, Dr. Blissenbach received a base salary of $295,000 per year for fiscal 2001 and bonuses, stock options, and benefits commensurate with his position and responsibilities. His base salary for fiscal 2002, effective February 2002, was $335,000. His compensation package is subject to increase based on performance and Board review.

     Dr. Blissenbach's employment agreement includes a non-competition provision for up to one year following termination of employment. Upon a termination without cause, Dr. Blissenbach is entitled to receive (i) base salary payments for a period of twenty-four months after termination at the rate in effect prior to termination, (ii) the average of any incentive compensation paid or payable by the Company for the most recent two fiscal years, and (iii) immediate vesting of all options. If termination occurs within two years subsequent and due to a change in control, Dr. Blissenbach will receive (i) salary equal to thirty six months of current, annualized base salary, (ii) the average bonus compensation paid in the three most recent fiscal years or three times the target bonus for the current year, whichever is greater, and (iii) immediate vesting of all options.

                          COMPARABLE STOCK PERFORMANCE

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the NASDAQ Total Return Index (U.S. Companies) and the NASDAQ Health Services Stock Index for the period June 27, 1997 through June 28, 2002. The graph and table assume the investment of $100 on June 27, 1997, in the Company's Common Stock, the NASDAQ Total Return Index, and the NASDAQ Health Services Stock Index. The cumulative return calculations were performed by the Center for Research in Security Prices, University of Chicago. The graph below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
[PERFORMANCE GRAPH]

                                                                             NASDAQ HEALTH SERVICES        NASDAQ TOTAL RETURN
                                                        CHRONIMED                    STOCKS                       INDEX
                                                        ---------            ----------------------        -------------------
1997                                                        100                         100                         100
1998                                                      166.1                        98.9                         132
1999                                                      109.5                        85.4                       193.8
2000                                                       97.5                          72                       280.6
2001                                                       98.6                       102.7                       152.1
2002                                                         93                       100.9                       103.6

                                      JUNE 27,      JULY 3,      JULY 2,     JUNE 30,     JUNE 29,     JUNE 28,
                                        1997         1998         1999         2000         2001         2002
 [ ] Chronimed                          100.0          166.1        109.5         97.5         98.6         93.0
 # NASDAQ Total Return Index            100.0          132.0        193.8        280.6        152.1        103.6
 + NASDAQ Health Services Stocks        100.0           98.9         85.4         72.0        102.7        100.9

                                STOCK OWNERSHIP

BENEFICIAL OWNERSHIP OF CHRONIMED COMMON STOCK

     The following table shows information concerning each person or group who to the knowledge of the Company was the beneficial owner of more than 5% of the Company's Common Stock, the number of shares of Common Stock beneficially owned by the Company's named executive officers, and all directors and executive officers as a group, as of August 31, 2002. All persons have sole or joint with spouse voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                   AMOUNT AND NATURE OF       PERCENT OF
           NAME AND ADDRESS OF BENEFICIAL OWNERS                BENEFICIAL OWNERSHIP(1)(2)      CLASS
           -------------------------------------                --------------------------    ----------
Heartland Advisors, Inc. ...................................                  1,757,850          13.4%
  789 North Water Street                                          (as of June 30, 2002)
  Milwaukee, WI 53202-3508
Perry Capital L.L.C. .......................................                    766,000           5.9%
  599 Lexington Avenue                                            (as of June 30, 2002)
  New York, NY 10022
Dimensional Fund Advisors Inc. .............................                    734,720           5.6%
  1299 Ocean Avenue, 11th Floor                                   (as of June 30, 2002)
  Santa Monica, CA 90401
Roanoke Asset Management....................................                    677,275           5.2%
  529 Fifth Avenue, 14th Floor                                    (as of June 30, 2002)
  New York, NY 10017
Benson Associates, L.L.C. ..................................                    672,000           5.1%
  111 SW Fifth Avenue, Suite 2130                                 (as of June 30, 2002)
  Portland, OR 97204
Henry F. Blissenbach........................................                    440,424           3.4%
Gregory H. Keane............................................                    106,585             *
Shawn L. Featherston........................................                     51,552             *
Kenneth S. Guenthner........................................                     37,852             *
Michelle R. Jahn............................................                     25,935             *
Anthony J. Zappa............................................                     11,000             *
Thomas A. Staloch...........................................                      3,356             *
Charles V. Owens, Jr. ......................................                     65,307             *
Thomas F. Heaney............................................                     31,667             *
Stuart A. Samuels...........................................                     31,667             *
David R. Hubers.............................................                     16,667             *
John H. Flittie.............................................                     13,867             *
Thomas A. Cusick............................................                      5,000             *
All directors and executive officers as a group (13
  persons)..................................................                    840,879           6.4%

-------------------------
 *  Less than 1%

(1) Information as of August 31, 2002 except as noted above.

(2) Includes the following options exercisable within 60 days of August 31, 2002 to acquire shares of Common Stock: Dr. Blissenbach, 325,082; Mr. Keane, 76,191; Mr. Featherston, 40,841; Mr. Guenthner, 18,648; Ms. Jahn, 5,000; Mr.
    Staloch 1,100; Mr. Owens, 37,667; Mr. Heaney, 31,667; Mr. Samuels, 31,667;
    Mr. Hubers, 16,667; Mr. Flittie 11,667 and all directors and executive officers as a group, 596,197.

EQUITY COMPENSATION PLANS

     Information as to the Company's outstanding equity compensation plans as of June 28, 2002, is set forth below. Other than options issued under the company's stock options and stock incentive plans, there are no warrants or other rights to acquire securities of the Company outstanding as of June 28, 2002.

                                                     NUMBER OF                              NUMBER OF SECURITIES
                                                 SECURITIES TO BE                          REMAINING AVAILABLE FOR
                                                    ISSUED UPON       WEIGHTED-AVERAGE      FUTURE ISSUANCE UNDER
                                                    EXERCISE OF       EXERCISE PRICE OF      EQUITY COMPENSATION
                                                    OUTSTANDING          OUTSTANDING          PLANS (EXCLUDING
                                                 OPTIONS, WARRANTS    OPTIONS, WARRANTS    SECURITIES REFLECTED IN
                                                    AND RIGHTS           AND RIGHTS              COLUMN (1))
                                                 -----------------    -----------------    -----------------------
                PLAN CATEGORY                       COLUMN (1)           COLUMN (2)              COLUMN (3)
                -------------                       ----------           ----------              ----------
Equity compensation plans approved by
  security holders...........................        1,648,620              $7.85                 2,648,838
Equity compensation plans not approved by
  security holders...........................               --                 --                        --
                                                     ---------              -----                 ---------
Total........................................        1,648,620              $7.85                 2,648,838
                                                     =========              =====                 =========

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and certain shareholders to file reports of ownership and changes in ownership of the Company's Common Stock with the Securities and Exchange Commission. To the Company's knowledge, based on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all other Section 16(a) filing requirements were met during fiscal 2002.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

RELATED PARTY TRANSACTIONS

     On April 9, 1997, the Company entered into a guaranty of a personal loan with USBank on behalf of Maurice R. Taylor, at the time the Company's Chairman and Chief Executive Officer. Taylor's USBank loan allowed him to avoid liquidation of a substantial number of Company shares pledged as security. There was $675,000 of indebtedness under the guarantee on June 30, 2000. On July 1, 2000, Taylor resigned as Chairman and became Chairman and CEO of the Company's wholly-owned subsidiary, MEDgenesis Inc. MEDgenesis assumed the Company's guaranty of Taylor's loan on that date, and subsequently loaned Taylor funds sufficient to pay off his debt to USBank. USBank extinguished Chronimed's guaranty at that time and Taylor gave MEDgenesis a promissory note, due December 31, 2001, a residential mortgage, and a pledge agreement. Taylor's term as a Director of Chronimed ended on November 27, 2000.

     When Chronimed sold the MEDgenesis assets to Medisys on January 5, 2001, Medisys did not acquire the Taylor promissory note, pledge agreement, or mortgage. Accordingly, these commitments remain assets belonging to Chronimed as parent company. Taylor failed to pay the full balance due on the note when it came due on December 31, 2001 and is in default under the terms of the note and residential mortgage. Chronimed has commenced a lawsuit against Taylor to obtain a judgment for the sum due and order permitting foreclosure of the residential mortgage. The lawsuit is venued in the United States District Court in St. Paul, Minnesota and is scheduled for trial commencing in June 2003.

     Concurrent with the sale of MEDgenesis assets, Chronimed entered into a Separation Agreement with Taylor related to Taylor's Employment Agreement. Under the terms of the Employment Agreement, the Company made a payment to Taylor of $1,226,000. The Separation Agreement also created an immediate vesting of all of Taylor's outstanding stock options and extended his period to exercise options to January 5,

2002. The Separation Agreement also allowed for office space access and health care insurance for twelve months.

     The modification to Taylor's option terms created a new measurement date requiring Chronimed to record compensation expense for the excess of the share price on January 5, 2001 over the option exercise price at grant date. This modification resulted in a $938,000 non-cash charge to compensation expense. Both the $1,226,000 severance payment and the $938,000 non-cash charge were charged against the gain on the sale of MEDgenesis, as part of discontinued operations.

                                  PROPOSAL 2:
                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Audit Committee has unanimously voted to retain Ernst & Young LLP to serve as independent auditors for the Company for fiscal year 2003 and the Board is submitting the appointment to the shareholders for ratification. Ernst & Young LLP has served as the Company's independent auditors since the Company's inception. If the appointment is not ratified, the Board of Directors may reconsider the Audit Committee's selection. Ernst & Young LLP will have a representative at the Annual Meeting who will have an opportunity to make a statement if he or she so desires and who will be available to answer appropriate questions.

     The affirmative vote of a majority of the voting power of the shares of Common Stock, present or represented at the Annual Meeting and entitled to vote on Proposal 2, is required to approve Proposal 2. Unless otherwise instructed, shares represented by proxy will be voted for ratification of the appointment of Ernst & Young LLP.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CURRENT FISCAL YEAR.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Company's Board of Directors is currently composed of four independent members and acts under its current written charter. A copy of the current charter, amended September 9, 2002 is attached to this proxy statement as Exhibit A. The members of the committee are independent directors, as defined by their charter, the Securities and Exchange Act of 1934 and related SEC Rules, and the governance rules of the Nasdaq Stock Market.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls. In fulfilling its oversight responsibilities, the committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended June 28, 2002, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with Ernst & Young LLP, the Company's independent auditor, which is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards and by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, and No. 71, Interim Financial Information, as currently in effect. In addition, the Committee discussed with Ernst & Young LLP the auditor's independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), reviewed the previous non-audit services provided by them, and considered whether the future provision of such other services is compatible with maintaining their independence.

     The Audit Committee discussed with the independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 28, 2002 to be filed with the SEC.

     The foregoing Report of the Audit Committee of the Board of Directors will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

Submitted by the Audit Committee of the Chronimed Board of Directors.

John H. Flittie, Chairman
Thomas A. Cusick
David R. Hubers
Stuart A. Samuels

AUDIT FEES

     Ernst & Young LLP billed the Company an aggregate of $247,750 in fees for professional services rendered in connection with the audit of the Company's financial statements for the fiscal year ended June 28, 2002 and the reviews of the financial statements included in each of the Company's quarterly reports on Form 10-Q during that fiscal year.

ALL OTHER FEES

     Ernst & Young LLP billed the Company an aggregate of $149,273 in fees for other services rendered to the Company for the fiscal year ended June 28, 2002, including audit-related service fees of $9,920 and non-audit service fees of $139,353. Audit-related service fees include fees for the audit of the Company's 401(k) plan. Non-audit fees were principally fees for tax planning and tax preparation services. It is the Company's practice to engage professional services firms to assist in the implementation of strategic initiatives when particular areas of technical expertise are required. Management believes that in areas relative to tax planning, Ernst & Young LLP is familiar with the Company's operations and structure and is able to effectively and efficiently assist with tax planning strategies. The Audit Committee will review, and approve in advance, all permitted, non-audit services provided by Ernst & Young LLP.

                             SHAREHOLDER PROPOSALS

     The Company must receive any shareholder proposal, intended to be considered for inclusion in the Proxy Statement for presentation at next year's 2003 Annual Meeting, by June 14, 2003. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail, return receipt requested. Shareholders who intend to present a proposal at the 2003 Annual Meeting without including such proposal in the Company's proxy statement must provide the Company notice of such proposal no later than August 9, 2003. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                 ANNUAL REPORT

     The Company's Annual Report to shareholders for fiscal year 2002 is being mailed with this Proxy Statement to shareholders entitled to notice of Annual Meeting.

     The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for fiscal year 2002, as filed with the Securities and Exchange Commission. Requests for copies of such Annual Report on Form 10-K should be directed to Investor Relations at the address below.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall be deemed to constitute a part hereof except as so modified or superseded.

                                 OTHER MATTERS

     Your Board of Directors does not intend to bring before the Annual Meeting any business other than the election of directors and the ratification of our independent auditors, and has not been informed that any other business is to be presented at the Annual Meeting. If any matters properly come before our 2002 Annual Meeting, but we did not receive notice of the matters prior to August 11, 2002, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.

     Please vote, sign and return promptly the enclosed proxy in the envelope provided. The signing of a proxy will not prevent you from attending the Annual Meeting and voting in person.

                                          By Order of the Board of Directors

                                          /s/ KENNETH S. GUENTHNER
                                          Kenneth S. Guenthner
                                          General Counsel and Secretary

Chronimed Inc.
10900 Red Circle Drive
Minnetonka, MN 55343

October 7, 2002

                                                                       EXHIBIT A

                                 CHRONIMED INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER
                                (Revised 9/9/02)

                                    PURPOSE

     The Audit Committee of the Board of Directors will assist the Board of Directors in fulfilling its oversight responsibility with regard to the Company's financial control and reporting system, corporate accounting and the quality and integrity of the Company's financial reports. The Board of Directors' charge to the Audit Committee is defined in reasonably specific terms in the Audit Committee Charter. The charter is intended to guide the Audit Committee as it strives to gain reasonable assurance that

     - management is properly discharging its responsibility for the Company's financial statements,

     - the financial statements have been prepared in accordance with generally accepted accounting principles,

     - an adequate system of internal accounting controls is functioning within the Company, and

     - management has devised and implemented a program for compliance with the Foreign Corrupt Practices Act.

     A primary concern of the Audit Committee is that internal accounting and administrative controls are adequate to ensure that--

     - assets are safeguarded,

     - transactions are authorized, and

     - transactions are properly recorded.

     The Audit Committee Charter should be reviewed by corporate counsel and approved by the Board of Directors. The Charter should be reviewed annually by the Audit Committee and modified as necessary.

                                 CHRONIMED INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                    CHARTER

I. GENERAL

     A. The Audit Committee must prepare a written Audit Committee charter ("Charter") that is approved by the full Board of Directors.

     B. The Audit Committee must review and assess the adequacy of the Charter on an annual basis.

II. COMPOSITION

     A. Audit Committee members, including the Audit Committee Chair, will be recommended by the Chairman of the Board and will be designated by the Board of Directors.

     B. The Audit Committee will be comprised of a minimum of three non-employee Directors. Each member of the Audit Committee will be able to read and understand financial statements at the time of his or her appointment.

     C. At least one member of the Audit Committee shall be a financial expert, generally defined as a person who, through education and experience as a public accountant, auditor, principle financial officer, comptroller, or principal accounting officer of a public company, or from a position involving similar functions, has:

        (i) an understanding of generally accepted accounting principles and financial statements;

        (ii) experience in the preparation or auditing of financial statements of comparable public companies;

        (iii) experience in the application of generally accepted accounting principles in connection with the accounting for estimates, accruals, and reserves;

        (iv) experience with internal accounting controls; and

        (v) an understanding of audit committee functions.

     D. Audit Committee members will be free from any relationship which, in the opinion of the Board of Directors, would interfere with the exercise of their independent judgment as members of the Audit Committee. (See definition of Independence in Section VI below.)

     E. Audit Committee members will serve until the Board of Directors shall designate their successors.

     F. Audit Committee membership should include, if possible, individuals with varied backgrounds and occupations.

     G. Audit Committee continuity should be achieved, if possible, through staggered appointments.

III. AUTHORITY

     A. Financial Statements; External Audit. The Audit Committee is authorized to:

         1. Review and approve the engagement or re-engagement of the independent public accounting firm to audit the Company's financial statements for the then current fiscal year and to provide such other audit-related services as the Audit Committee believes desirable. The independent public accounting firm is ultimately accountable to the Board of Directors and the Audit Committee as representatives of the Company's shareholders.

         2. Discuss and approve the overall scope of the external audit for the then current fiscal year.

         3.  Discuss and approve the external audit fees to be charged.

         4. Discuss the results of the external audit. After completion of the external audit, review separately with each of management, the independent public accounting firm, and the Company's internal auditing department any significant issues or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

         5. Discuss the management report of the independent public accounting firm regarding the external audit and the response by management thereto.

         6. Discuss the method of evaluation by the independent public accounting firm of the adequacy and effectiveness of the accounting procedures and internal accounting controls of the Company.

         7. Review the audited annual financial statements of the Company filed with Form 10-K, the financial statements included in any securities offering, and the quarterly financial statements of the Company filed with Form 10-Q.

         8. In conjunction with 7. above, review the Company's Management's Discussion and Analysis in any filings, along with critical accounting policy disclosures and related party disclosures.

         9. Establish procedures which ensure that the Audit Committee is advised on a timely basis of any breakdown in internal accounting controls or management fraud.

        10. Receive and review timely reports from management and the independent accounting firm regarding critical accounting policies, alternative treatments of financial information within generally accepted accounting principles, material written communications between management and the independent accounting firm, management judgments and estimates, significant transactions, contracts and other agreements that have a material effect on the financial statements.

        11. Review any significant disagreement among management and the independent public accounting firm or the Company's internal audit department in connection with the preparation of financial statements.

        12. Discuss recent Financial Accounting Standards Board, Securities and Exchange Commission, Nasdaq, or other regulatory pronouncements which might affect the Company's financial statements, and recommend changes or improvements for complying with them.

     B. Non-Audit Services. The Audit Committee is authorized to review the engagement of an independent public accounting firm to provide non-audit services, including the terms of the engagement. If such firm has been retained to provide audit services, the Audit Committee shall determine whether such services are permitted under Section 10A of the Securities Exchange Act of 1934 and, if permitted, have the sole authority to review and approve in advance the terms of such engagement.

     C. Accounting Policies, Procedures and Principles. The Audit Committee is authorized to:

        1. Review the accounting policies, procedures and principles adopted or continued by the management of the Company which, in the opinion of management, will conform to the standards required:

           a. for the purpose of maintaining or establishing the books, records, accounts and internal accounting controls of the Company in compliance with Section 102 of the Foreign Corrupt Practices Act of 1977, as codified in Section 13(b)(2) of the Securities Exchange Act of 1934, and

           b.   for the purpose of preventing or detecting:

               i) any improper or illegal disbursement of Company funds or property of value, or

               ii) the making of any arrangement on behalf of the Company which may provide for or result in the improper or illegal disbursement of funds or property of value, in order that the Company shall be in compliance with Section 103(a) of the Foreign Corrupt Practices Act of 1977, as codified in
                    Section 30A of the Securities Exchange Act of 1934.

        2. Consider and approve, if appropriate, major changes to the Company's auditing and accounting principles and practices as suggested by the independent public accounting firm, management or the Company's internal audit department.

        3. Review with the independent public accounting firm, the internal audit function and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     D. Internal Audit Program. The Audit Committee is authorized to review the overall scope of the Internal Audit program and to receive and discuss all internal audit reports, and to recommend improvements or changes to the program or reports. The Committee is also authorized to review the overall adequacy of the function and the competence of the personnel engaged in such function, and to recommend improvements or changes in such personnel. This may include reviewing staffing requirements, budgetary matters and continuing professional development. The Committee must approve the hiring or termination of the lead Internal Auditor or the decision to utilize an outsource audit function.

     E. Access to Audit Committee. The Audit Committee is authorized to encourage access to the Committee by a representative of the independent public accounting firm (generally the engagement partner), by the internal audit function, and by the Chief Financial Officer of the Company. Generally this is accomplished through annual or more frequent private sessions with each of these persons. In addition, the Audit Committee may have one or more private executive sessions.

     F. Investigations. The Audit Committee is authorized to conduct investigations relating to financial affairs, records, accounts and reports of the Company as the Audit Committee may in its discretion deem desirable, or as the Board of Directors may from time to time request. The Audit Committee shall establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees regarding questionable accounting matters.

     G. Outside Advisors. The Audit Committee shall have the authority to directly engage outside advisors, including accountants, attorneys and consultants, as the Audit Committee deems necessary to carry out its duties.

     H. Notice to Audit Committee of Certain Actions. The Audit Committee must be advised by management when the Company is seeking a second opinion on a significant accounting/financial reporting issue.

     I.   Miscellaneous. The Audit Committee is authorized to:

        1. Annually review the program which monitors compliance with the Company's Code of Conduct policy.

        2. Review and approve all proposed transactions between the Company and members of the Board of Directors or management, including officer expense reimbursements and perquisites.

        3. Verbally report its findings to the Board of Directors and will maintain minutes of each Committee meeting.

        4. Discuss the quality and depth of staffing in the accounting and financial departments of the Company, and to recommend improvements or changes in such staffing.

IV. INDEMNIFICATION

     In the course of their service on the Audit Committee, Committee members may be made a party to a legal action or other proceeding resulting in a personal economic loss to the member. In the event of any such loss resulting from their service on the Audit Committee, Audit Committee members will be indemnified by the Company under "Indemnification Agreements" made between the Company and each Committee member, subject to Section 2(a)(1) through 2(a)(5) of such Agreements.

V. INDEPENDENT PUBLIC ACCOUNTING FIRM MATTERS

     A. The Audit Committee is responsible for obtaining a formal written Statement of Independence from the independent public accounting firm, and for actively engaging in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity or independence of the auditor. The Company's Proxy Statement must include an Audit Committee Report discussing whether the committee received the Statement of Independence and reviewed it with the auditors.

     B. The independent public accounting firm must discuss annually with the Audit Committee its judgement about the quality of accounting principles applied by the Company.

     C. The Audit Committee must review the performance of the independent public accounting firm and shall have the authority to discharge such firm when circumstances warrant. It should be noted that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee.

VI. INDEPENDENCE OF AUDIT COMMITTEE MEMBERS

     A. Audit Committee members may not, other than in their capacity as a Director or Committee member, accept any consulting, advisory or other compensatory fee from the Company, or be an affiliated person of the Company, as defined in the Securities Exchange Act of 1934.

     B.  Examples of conflicts of independence are:

        1. Director being employed by the Company (or affiliates) for the current year and any of the past 5 years,

        2. Director receiving compensation from the Company other than for Board service,

        3. Director being related to anyone who has been executive officer of the Company or any of its affiliates in any of the past 5 years,

        4. Director being a principal or executive officer of an entity to which the Company made or received payments in amounts that are significant to the Company or entity in any of the past 5 years,

        5. Director being employed as executive of another corporation where any of the Company's executives serve on that corporation's compensation committee.

VII. FREQUENCY OF MEETINGS

     The Audit Committee will meet at least three times a year or more frequently as it deems necessary to perform its required duties.

                             [CHRONIMED INC. LOGO]


                                 CHRONIMED INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                          WEDNESDAY, NOVEMBER 20, 2002
                         3:00 P.M. CENTRAL STANDARD TIME
                      MINNEAPOLIS MARRIOTT HOTEL SOUTHWEST
                                5801 OPUS PARKWAY
                           MINNETONKA, MINNESOTA 55343


CHRONIMED INC.
10900 RED CIRCLE DRIVE, MINNETONKA, MN 55343                               PROXY
--------------------------------------------------------------------------------

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON WEDNESDAY, NOVEMBER 20, 2002.

The shares of stock you hold in your account will be voted as you specify below.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF ITEMS 1 AND 2.

The undersigned, having duly received the Notice of Annual Meeting and the Proxy Statement dated October 7, 2002, hereby appoints the Chairman and Chief Executive Officer, Henry F. Blissenbach, and the Secretary, Kenneth S. Guenthner, as proxies (each with the power to act alone and with the power of substitution and revocation), to represent the undersigned and to vote, as designated below, all common shares of Chronimed Inc. held of record by the undersigned on September 23, 2002, at the Annual Meeting of Shareholders to be held on Wednesday, November 20, 2002, at the Minneapolis Marriott, Minneapolis, Minnesota, at 3:00 p.m. Central Standard Time, and at any adjournment thereof.



          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED BUSINESS REPLY ENVELOPE OR VOTE BY PHONE.


                      See reverse for voting instructions.

                                                        ________________________

                                                         COMPANY #
                                                         CONTROL #
                                                        ________________________

THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on Tuesday, November 19, 2002.

- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

- Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.



                             - Please detach here -
--------------------------------------------------------------------------------


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  Election of directors:                     01 Henry F.  Blissenbach
    Class I (Three Year Term)                  02 Thomas F. Heaney
                                               03 Charles V. Owens, Jr.

                  [ ] Vote FOR                 [ ] Vote WITHHELD
                      all nominees                 from all nominees
                      (except as marked)

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE    _________________________________
FOR ANY INDICATED NOMINEE, WRITE THE
NUMBER(S) OF THE NOMINEE(S) IN THE BOX         _________________________________
PROVIDED TO THE RIGHT.

2. Proposal to ratify the appointment
   of Ernst & Young LLP as the independent     [ ] For  [ ] Against  [ ] Abstain
   auditors for the 2003 fiscal year.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE NOMINEES TO THE BOARD LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

Address Change? Mark Box [ ]   Indicate changes below:

                                        Date ___________________________________

                                   _____________________________________________

                                   _____________________________________________

                                   Signature(s) in Box

                                   Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. If signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name and sign your name as president or other authorized officer.If a partnership, please sign in partnership name by an authorized person.